Item 77Q(1)(d)
Touchstone Tax-Free Trust

The following document is included in the Registrant s
Post-Effective Amendment No. 81 filed with the SEC on
August 30, 2016, (SEC Accession No. 0000352667-16-000012)
and is incorporated by reference herein:

Amended Rule 18f-3 Plan, with respect to the Touchstone Ohio
Tax-Free Bond Fund dated August 30, 2016.